Exhibit 4.1

Execution Copy

Registration Rights Agreement

Dated as of October 3, 2006

among

Georgia Gulf Corporation

The Guarantors listed on Schedule A hereto

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

Lehman Brothers Inc.,

and

Banc of America Securities LLC,

as Representatives of the several Initial Purchasers listed on Schedule B hereto

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 3rd day of October, 2006, among Georgia Gulf Corporation, a Delaware corporation (the “Company”), the guarantors listed on Schedule A hereto (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Banc of America Securities LLC, as representatives (the “Representatives”) of the several Initial Purchasers named in Schedule B hereto (collectively, the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated September 28, 2006, among the Company, the Guarantors and the Representatives (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $500.0 million in aggregate principal amount of the Company’s 9.5% Senior Notes, Series A due 2014 (the “Senior Notes”) and $200.0 million in aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes, Series A due 2016 (the “Senior Subordinated Notes” and together with the Senior Notes, the “Securities”).  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                       Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2.5 hereof.

“Closing Date” shall mean the Closing Time as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2.2 hereof.

“Event Date” shall have the meaning set forth in Section 2.5 hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Transfer Restricted Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean the Exchange Senior Notes and/or the Exchange Senior Subordinated Notes, as applicable.

“Exchange Senior Notes” shall mean the 9.5% Senior Notes due 2014, Series B, issued by the Company under the Senior Indenture containing substantially the same terms as the Senior Notes (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Senior Notes in exchange for such Senior Notes pursuant to the Exchange Offer.

“Exchange Senior Subordinated Notes” shall mean the 10.75% Senior Subordinated Notes due 2016, Series B, issued by the Company under the Senior Subordinated Indenture containing substantially the same terms as the Senior Subordinated Notes (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Senior Subordinated Notes in exchange for such Senior Subordinated Notes pursuant to the Exchange Offer.

“Guarantors” shall have the meaning set forth in the preamble.

“Holder” shall mean any Initial Purchaser, for so long as it owns any Transfer Restricted Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Transfer Restricted Securities, beneficial or otherwise, under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Senior Indenture and/or the Senior Subordinated Indenture, as applicable.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.8 hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Senior Notes or Senior Subordinated Notes, as applicable, that are Transfer Restricted Securities;  provided that whenever the consent or approval of Holders of a specified percentage of Senior Notes or Senior Subordinated Notes, as applicable, that are Transfer Restricted Securities is required hereunder, Senior Notes or Senior Subordinated Notes that are Transfer Restricted Securities,  held by the Company and other obligors on the Securities or any Affiliate (as defined in the applicable Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Participating Broker-Dealer” shall mean any of the Initial Purchasers and any other broker-dealer which makes a market in the Securities and exchanges Transfer Restricted Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of a portion of any Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2.5 hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, whether or not a Registration Statement becomes effective, including without limitation:  (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Transfer Restricted Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Transfer Restricted Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any Transfer Restricted Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and the Guarantors and of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable and documented fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable and documented fees and disbursements of Latham & Watkins LLP, special counsel representing the Holders of Transfer Restricted Securities and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors which covers any of the Exchange Securities or Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Senior Indenture” shall mean the Indenture relating to the Senior Notes, dated as of the date hereof, among the Company, the Guarantors and LaSalle Bank, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Senior Notes” shall have the meaning set forth in the preamble.

“Senior Subordinated Indenture” shall mean the Indenture relating to the Senior Subordinated Notes, dated as of the date hereof, among the Company, the Guarantors and LaSalle Bank National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Senior Subordinated Notes” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Transfer Restricted Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Period” shall have the meaning set forth in Section 2.7 hereof.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Transfer Restricted Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Transfer Restricted Securities upon the earliest to occur of (i)  the date on which such Security has been exchanged by a Person other than a broker-dealer for an Exchange Security in the Exchange Offer; (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Security has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the 1933 Act.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4(a) hereof.

2.                             Registration Under the 1933 Act.

2.1   Exchange Offer.   The Company and the Guarantors shall, at their cost, (A) prepare and, on or prior to 210 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Transfer Restricted Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act on or prior to 300 days following the Closing Date, (C) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, and (D) use all commercially reasonable efforts to cause the Exchange Offer to be consummated not later than 30 business days after the effective date of the Exchange Offer Registration Statement.  Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Company for its own account,

(c) acquired the Exchange Securities in the ordinary course of such Holder’s business, and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Company and the Guarantors shall:

(a)        mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)        keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)        utilize the services of the Depositary for the Exchange Offer;

(d)        permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period;

(e)        notify each Holder that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f)         otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company and the Guarantors upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA, or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions.  The Senior Indenture or such indenture shall provide that the Exchange Senior Notes, the Senior Notes that are Private Exchange Securities and the Senior Notes shall vote and consent together on all matters as one class and that none of them will have the right to vote or consent as a separate class on any matter.  The Senior Subordinated Indenture or such indenture shall provide that the Exchange Senior Subordinated Notes, the Senior Subordinated Notes that are Private Exchange Securities, and the Senior Subordinated Notes shall vote and consent together on all matters as one class and that none of them will have the right to vote or consent as a separate class on any matter.  The Private Exchange Securities shall be of the same series as and the Company and the Guarantors shall use all commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP numbers as the applicable Exchange Securities.  Neither the Company nor the Guarantors shall have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP numbers as the applicable Exchange Securities.

As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

(i)  accept for exchange all Transfer Restricted Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)  accept for exchange all Securities properly tendered pursuant to the Private Exchange;

(iii)  deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iv)  cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Transfer Restricted Securities so accepted for exchange in a principal amount equal to the principal amount of the Transfer Restricted Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Transfer Restricted Securities surrendered in exchange therefor or, if no interest has been paid on the Transfer Restricted Securities, from the date of original issuance.  The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Transfer Restricted Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Transfer Restricted Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company or the Guarantors to proceed with the Exchange Offer or the Private Exchange.  The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Transfer Restricted Securities in the Exchange Offer.

2.2   Shelf Registration.   If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement, or (B) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th business day following consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) it is a Participating Broker-Dealer and owns Securities acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors shall:

(a)        File with the SEC no later than 30 days after such obligation arises (provided that in no event shall the Company be obligation to make any such filing before 210 days following the Closing Date), and thereafter shall use all commercially reasonable efforts to cause to be declared effective on or prior to 90 days after such filing obligation arises, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders that have provided information set forth in Section 2.6 hereof from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

(b)        Use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date, or for such shorter period that will terminate with respect to the Transfer Restricted Securities that are part of such Shelf Registration when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Transfer Restricted Securities (the “Effectiveness Period”);  provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(c)        Notwithstanding any other provisions hereof, use all commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto (other than with respect to information furnished in writing by any Holder to the Company expressly for use therein) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus, as amended or supplemented from time to time (other than with respect to information furnished in writing by any Holder to the Company expressly for use therein), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

Neither the Company nor the Guarantors shall permit any securities other than Transfer Restricted Securities to be included in the Shelf Registration Statement.

2.3   Expenses.   The Company and the Guarantors, jointly and severally, agree to pay all Registration Expenses in connection with any registration pursuant to Section 2.1 or Section 2.2 hereof.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

2.4.   Effectiveness.   An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC or has become automatically effective under the 1933 Act; provided, however, that if, after it has been declared effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Transfer Restricted Securities pursuant to such Registration Statement may legally resume.

2.5   Interest.   In the event (a) the Company and the Guarantors fail to file the Exchange Offer Registration Statement or the Shelf Registration Statement required by this Agreement on or before the date specified herein for such filing; (b) the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, is not declared effective by the SEC on or prior to the deadline for effectiveness specified herein; (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days after the SEC declares the Exchange Offer Registration Statement effective with respect to the Exchange Offer Registration Statement; or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified herein (each such event referred to in clauses (a) through (d) above, a “Registration Default”), the interest rate borne by the Transfer Restricted Securities affected thereby shall be increased (“Additional Interest”) by 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default, which rate will increase by 0.25% each succeeding 90-day period until all Registration Defaults have been cured, provided that the maximum aggregate increase in the interest rate will in no event exceed 1.0% per annum of the principal amount of Transfer Restricted Securities affected thereby.  Following the cure of all Registration Defaults the accrual of Additional Interest will cease.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due.  The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the applicable Indenture.  Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

2.6   Information.   Notwithstanding any other provision hereof, no Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in a Shelf Registration Statement pursuant to Section 2.2 of this Agreement unless the Holder furnishes to the Company such information in writing as the Company may reasonably request upon 20 days written notice for use in connection with such Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws.  At least 30 days prior to the filing of the Shelf Registration Statement, the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement.  In order to be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement, each Holder must, before the filing of the Shelf Registration Statement and no later than the 20th day after being notified of the Company’s intention to file, furnish such information that the Company may reasonably request upon 10 days written notice, if any, to the Company in writing and the Company shall include such information, if any, in the Shelf Registration Statement and the Prospectus in a manner so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Transfer Restricted Securities.  From and after the date that a Shelf Registration Statement is first declared effective by the SEC or becomes automatically effective under the 1933 Act, upon receipt of the written information described above, if any, the Company will use its commercially reasonable efforts to file within 20 business days any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Transfer Restricted Securities (subject to the Company’s right to suspend a Shelf Registration Statement as described in Section 2.7 below); provided, however, that the Company shall not be required to file more than one such amendment to a Shelf Registration Statement in any calendar quarter for all such Holders.  Holders that do not deliver the information provided for in this Section 2.6 will not be named as selling securityholders in the Prospectus.  Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Transfer Restricted Securities as the Company may reasonably request in writing.

2.7           Suspension.  Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 2.5 hereof or being deemed in violation of any other provision hereof, for a period not to exceed 60 calendar days in any twelve-month period (each such period, a “Suspension Period”) if the board of directors of the Company shall have determined in good faith by written resolution that because of valid business reasons (not including avoidance of the Company’s or the Guarantors’ obligations hereunder), including proposed or pending corporate developments or scheduled or pending filings with the SEC, it is in the best interests of the Company and the Guarantors to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension.

2.8           Free Writing Prospectus.  The Company and the Guarantors, jointly and severally, represent, warrant and agree that, unless they obtain the prior consent of the Majority Holders or the approval of the counsel for such Holders, or the consent of the managing underwriter in connection with any underwritten offering of Transfer Restricted Securities, and each Holder represents, warrants and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC.  The Company and the Guarantors, jointly and severally, represent, warrant and agree that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in a Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.             Registration Procedures.    In connection with the obligations of the Company and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company and the Guarantors shall, at their cost:

(a)           prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)           in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities, at least 20 days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Securities is being filed and advising such Holders that the distribution of Transfer Restricted Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Transfer Restricted Securities that has provided the information required by Section 2.6 hereof and to each underwriter of an underwritten offering of Transfer Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Transfer Restricted Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(d)           use all commercially reasonable efforts to register or qualify the Transfer Restricted Securities under the applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; provided, however, that neither the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)           notify promptly each Holder of Transfer Restricted Securities under a Shelf Registration that has provided the information required by Section 2.6 hereof or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a

Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading, (vi) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate and, in the event that the Company notifies Holder of Transfer Restricted Securities, under a Shelf Registration of any of the events set forth this clause (iii) through (vi) of this paragraph (e), such Holder shall, if requested by the Company, cease sales of the Securities until the Company notifies such Holder that the Registration Statement is again effective and/or useable for sales of Securities;

(f)            in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to the Representatives on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Representatives on behalf of the Participating Broker-Dealers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Transfer Restricted Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision: “If the exchange offeree is a broker-dealer holding Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Transfer Restricted Securities pursuant to the Exchange Offer;” and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g)           (i) in the case of an Exchange Offer, furnish counsel for the Representatives and (ii) in the case of a Shelf Registration, furnish counsel for the Majority Holders copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h)           use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as reasonably practicable and provide prompt notice to each Holder of the withdrawal of such order;

(i)            in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities that has provided the information required by Section 2.6 hereof, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(j)            in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations (consistent with the provisions of the applicable Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Transfer Restricted Securities;

(k)           in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as reasonably practicable after the occurrence of such an event, use all commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified.  At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l)            in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement to any of them or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Representatives on behalf of such Holders, and make representatives of the Company as shall be reasonably requested by the Holders of Transfer Restricted Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

(m)          obtain CUSIP numbers for all Exchange Securities, Private Exchange Securities or Transfer Restricted Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for each of them, as applicable, in a form eligible for deposit with the Depositary;

(n)           (i)  cause the Senior Indenture and the Senior Subordinated Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Transfer Restricted Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Senior Indenture and the Senior Subordinated Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their respective commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner;

(o)           in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Transfer Restricted Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

  (i)  make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

 (ii)  obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Transfer Restricted Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)  obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent registered public accounting firm of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Securities (to the extent provided by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar underwritten offerings and at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

 (iv)  enter into a securities sales agreements with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Securities, which agreements shall be in form, substance and scope customary for similar offerings;

  (v)  if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

 (vi)  deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder; provided that in the case of (ii) and (iii) above, such opinions and letters shall be delivered only to those persons who are entitled to establish a “due diligence” defense;

(p)           in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by one representative of the Holders of the Transfer Restricted Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Representatives; provided, however, that in connection with such inspection and discussion, such representative, counsel or accountant may be required to execute a confidentiality agreement in customary form to be mutually agreed;

(q)           if requested by any Holder or the underwriters, if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder or underwriter, if any, may reasonably request to have included therein with respect to the name or names of such selling Holder, the principal amount of Securities owned by such Holder, the plan of distribution of the Transfer Restricted Securities, the principal amount of Securities being sold, the purchase price being paid therefor, and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering;

(r)            (i)  in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Representatives and to counsel to the Holders of Transfer Restricted Securities, and make such changes in any such document prior to the filing thereof as the Representatives or counsel to the Holders of the Senior Notes or the Senior Subordinated Notes, as applicable, may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Representatives on behalf of the Holders of Transfer Restricted Securities and counsel to the Holders of Transfer Restricted Securities shall not have previously been advised and furnished a copy of or to which the Representatives on behalf of the Holders of Transfer Restricted Securities or counsel to the Holders of the Senior Notes or the Senior Subordinated Notes, shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Representatives; and

(ii)  in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Transfer Restricted Securities, to the Representatives, to counsel for the Holders of Transfer Restricted Securities, and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any, make such changes in any such document prior to the filing thereof as the Representatives, the counsel to the Holders of Transfer Restricted Securities, or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Representatives on behalf of the Holders of Transfer Restricted Securities, counsel for the Holders of Transfer Restricted Securities, or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Representatives on behalf of the Holders of Transfer Restricted Securities, counsel to the Holders of Senior Notes or Senior Subordinated Notes, as applicable, or any underwriter shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Securities, the Representatives on behalf of such Holders, counsel for the Holders of Transfer Restricted Securities, or any underwriter;

(s)           in the case of a Shelf Registration, use all commercially reasonable efforts to cause all Transfer Restricted Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any;

(t)            in the case of a Shelf Registration, use all commercially reasonable efforts to cause the Transfer Restricted Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any;

(u)           otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

(v)           cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Transfer Restricted Securities included in such offering and shall be acceptable to the Company.  No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and provides any information that may be required by Section 2.6 hereof.

4.             Indemnification; Contribution.

(a)           The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Transfer Restricted Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;  provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or (B) as a result of the use of a Prospectus during a period when use of such Prospectus has been validly suspended pursuant to Section 2.7 hereof, provided that such Holder has received prior written notice of such suspension.

(b)       Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, each Initial Purchaser, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free

Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of such Holder’s Transfer Restricted Securities pursuant to such Shelf Registration Statement.

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action.  No indemnifying party shall, (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its prior written consent.

(d)       If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes or Senior Subordinated Notes, as applicable, sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or any Guarantor, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Senior Notes or Senior Subordinated Notes, as applicable, set forth opposite their respective names in Schedule A to the Purchase Agreement, and not joint.

5.             Miscellaneous.

5.1       Rule 144 and Rule 144A.  For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder.  If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Transfer Restricted Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Transfer Restricted Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.2       No Inconsistent Agreements.  The Company and the Guarantors have not entered into, and neither the Company nor the Guarantors will after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s or any Guarantor’s other issued and outstanding securities under any such agreements.

5.3       Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure.  Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company, the Guarantors and the Representatives, without the consent of the Holders of the Transfer Restricted Securities, in order to correct or supplement any provision contained herein; provided, that no such amendment shall adversely affect the interest of the Holders of Transfer Restricted Securities.

5.4       Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or any Guarantor, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5       Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder, other than the Initial Purchasers, to comply with, or breach by any Holder, other than the Initial Purchasers, of, any of the obligations of such Holder under this Agreement.

5.6       Third Party Beneficiaries.  The Initial Purchasers (even if the Initial Purchasers are not Holders of Transfer Restricted Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.  Each Holder of Transfer Restricted Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7.      Specific Enforcement.  Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Sections 2.1 through 2.4 hereof.

5.8.      Restriction on Resales.  Until the expiration of two years after the original issuance of the Securities and the Guarantees, the Company and the Guarantors will not, and will cause their “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities and Guarantees which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation.

5.9       No Adverse Actions Affecting Registration Rights.  Subject to the rights of the Company to invoke and maintain a Suspension Period pursuant to Section 2.7 hereof, neither the Company nor the Guarantors shall, directly or indirectly, intentionally take any action with respect to the Transfer Restricted Securities that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

5.10     Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.11     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.12     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.13     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.14     Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter contained herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GEORGIA GULF CORPORATION

By	/s/ Joel I. Beerman
Name:
Title:

GEORGIA GULF CHEMICALS & VINYLS, LLC
GEORGIA GULF LAKE CHARLES, LLC
GREAT RIVER OIL & GAS CORPORATION

By	/s/ Joel I. Beerman
Name:
Title:

Confirmed and accepted as
of the date first above
written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Sevrens
	Name:	Chris Sevrens
	Title:	Managing Director

LEHMAN BROTHERS INC.

By:	/s/ Timothy N. Hartzell
	Name:	Timothy N. Hartzell
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ John McCusker
	Name:	John McCusker
	Title:	Managing Director

Schedule A

Guarantors

GEORGIA GULF CHEMICALS & VINYLS, LLC

GEORGIA GULF LAKE CHARLES, LLC

GREAT RIVER OIL & GAS CORPORATION

Schedule B

Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith, Incorporated

Lehman Brothers Inc.

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Wachovia Capital Markets LLC

Mitsubishi UFJ Securities International plc

ABN AMRO Incorporated

Mizuho International plc

Scotia Capital (USA) Inc.

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